                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF ALTRA HOLDINGS, INC.



                                                                                                    JURISDICTION OF
NAME OF SUBSIDIARY                                                                                    ORGANIZATION

-    Altra Industrial Motion, Inc.                                                                      Delaware
         -   American Enterprises MPT Corp.                                                             Delaware
                -   Nuttall Gear LLC                                                                    Delaware
                -   American Enterprises MPT Holdings, LLC                                              Delaware
                -   Ameridrives International, LLC                                                      Delaware
                -   Formsprag LLC                                                                       Delaware
         -   Warner Electric LLC                                                                        Delaware
         -   Warner Electric Technology LLC                                                             Delaware
         -   Boston Gear LLC                                                                            Delaware
         -   The Kilian Company                                                                         Delaware
                -   Kilian Manufacturing Corporation                                                    Delaware
                         -   3091780 Nova Scotia Company                                           Nova Scotia, Canada
                         -   Kilian Canada, ULC                                                    Nova Scotia, Canada
         -   Warner Electric International Holding, Inc.                                                Delaware
                -   Warner Electric (Holdings) SAS                                                       France
                         -   Warner Electric Europe SAS                                                  France
                -   Warner Electric Group GmbH                                                           Germany
                         -   Warner Electric Verwaltungs GmbH                                            Germany
                         -   Stieber GmbH                                                                Germany
                -   Warner Electric (Netherlands) Holding, B.V.                                        Netherlands
                         -   Warner Electric Australia Pty. Ltd.                                        Australia
                         -   Warner Shui Hing Limited                                                   Hong Kong
                         -   Warner Electric (Singapore) Ltd.                                           Singapore
                         -   Warner Electric (Taiwan) Ltd.                                               Taiwan
                         -   Warner Electric (Thailand) Ltd.                                             Thailand
                -   Warner Electric UK Group Ltd.                                                     United Kingdom
                         -   Warner Electric UK Holding Ltd.                                          United Kingdom
                                  -   Wichita Company Ltd.                                            United Kingdom
                         -   Hay Hall Holdings Limited                                                United Kingdom
                                  -   The Hay Hall Group Limited                                      United Kingdom
                                          -   Matrix International, Ltd.                              United Kingdom
                                                  -   Matrix International GmbH                          Germany
                                          -   Inertia Dynamics, LLC                                     Delaware
                                          -   Bibby Group Ltd.                                        United Kingdom
                                                  -   Bibby Transmissions Ltd.                        United Kingdom
                                                          -   Bibby Turboflex SA                      South Africa
                                                          -   Scandicom AB                               Sweden
                                                          -   Turboflex Ltd.                          United Kingdom
                                                                  [ ]  Torsiflex Ltd.                 United Kingdom
                                                          -   Rathi Turboflex Pty Ltd                     India
                                          -   Huco Power Transmission, Ltd.                           United Kingdom
                                                  -   Huco Engineering Industries Ltd.                United Kingdom
                                                          -   Dynatork Air Motors Ltd.                United Kingdom
                                                          -   Dynatork, Ltd.                          United Kingdom
                                          -   Twiflex Ltd.                                            United Kingdom
                                                  -   Safetek Ltd.                                    United Kingdom
                                                          -   Turboflex Ltd.                          United Kingdom
                                                                  [ ]  Torsiflex Ltd.                 United Kingdom
                                                          -   Rathi Turboflex Pty Ltd                     India
                                          -   Huco Power Transmission, Ltd.                           United Kingdom
                                                  -   Huco Engineering Industries Ltd.                United Kingdom
                                                          -   Dynatork Air Motors Ltd.                United Kingdom
                                                          -   Dynatork, Ltd.                          United Kingdom
                                          -   Twiflex Ltd.                                            United Kingdom
                                                  -    Safetek Ltd.                                   United Kingdom